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                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-60267, Form S-8 No. 33-60265, Form S-8 No. 333-48699, Form S-8
No. 333-41430 and Form S-8 No. 333-59738) pertaining to the Assumed Options of Mykotronyx, Inc., the 1987 Non-Qualified Stock Option Plan, As Amended, the 1987 Incentive Stock Option Plan, the Restated 1990 Stock Option Plan, the Assumed Software Security, Inc. 1993 Employee Stock Option Plan, the Rainbow Technologies Inc. 2000 Stock Option Plan, and the Rainbow Technologies, Inc. 2001 Nonstatutory Stock Option Plan of our report dated February 20, 2003, with respect to the consolidated financial statements of Rainbow Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

Our audits also included the financial statement schedule of Rainbow Technologies, Inc. listed in Item 15(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        /s/ Ernst & Young LLP


Orange County, California
March 28, 2003